UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2011(September 19, 2011)

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                               QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)
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Nevada	333-146533	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 S. River Parkway Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  214-701-8779

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Material Agreements

On September 19, 2011, the Issuer entered into a technology alliance agreement with Nanoaxis LLC to provide customized quantum dots for various biological applications and to advance the Nanoaxis development of its diagnostic and therapeutic products. Pursuant to the agreement, Nanoaxis agrees to assist the Issuer to secure funding for purchasing a microreactor for biological quantum dot production. Upon the Issuer securing the funds and purchasing a microreactor, the Issuer shall grant Nanoaxis a worldwide exclusive lifetime license to use and sell quantum dots produced from said specific microreactor purchased by the Issuer. Nanoaxis has agreed to pay Quantum Materials their production costs and cost plus according to a mutually agreed upon and later executed inventory purchase agreement. For a detailed description of the terms of the agreement, reference is made to Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure

On September 20, 2011, the Company issued a press release, a copy of which is appended hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Technology Alliance Agreement dated September 19, 2011.

99.1	Press release dated September 20, 2011. (Filed herewith.)

SIGNATURES

QUANTUM MATERIALS CORP.
(Registrant)

Dated: September 22, 2011	By:	/s/ Stephen Squires
Stephen Squires, Chief Executive Officer